Exhibit 99.1

Steel Connect Reports Financial Results for the First Quarter of Fiscal 2019

First Quarter Financial Highlights

·	Net revenue of $215.1 million increased by 109.8% versus Q1 of fiscal year 2018
·	Gross margin of 17.8% improved by 890 basis points versus Q1 of fiscal year 2018
·	Operating income of $3.5 million improved by $7.4 million versus Q1 of fiscal year 2018
·	Adjusted EBITDA of $18.6 million increased by $20.4 million versus Q1 of fiscal year 2018

WALTHAM, Mass., December. 24, 2018 -- Steel Connect, Inc. (the "Company") (NASDAQ: STCN), on December 21, 2018, filed its financial results for its fiscal 2019 first quarter ended October 31, 2018. For a full discussion of the results, please see the Company's Form 10-Q filed with the Securities and Exchange Commission ("SEC"), which can be accessed through its Investor Relations website.

Executive Commentary
Warren Lichtenstein, Executive Chairman and Interim Chief Executive Officer of Steel Connect stated, "Both of our operating subsidiaries continue to make steady progress, as evidenced by the year-over-year improvements in our first quarter results. Our teams remain focused on improving efficiencies, driving more value for our customers and generating higher shareholder returns, all the while, leveraging the resources of the Steel Business System and SteelGROW to strengthen our foundation. We believe that Steel Connect is in a better position to enhance shareholder value in the years ahead."

First Quarter Financial Results Summary

Net Revenue
The Company reported net revenue of $215.1 million for the first quarter ended October 31, 2018, as compared to $102.5 million for the same period in the prior year, an increase of $112.6 million or 109.8%. The year-over-year improvement was driven primarily by the increase in revenue associated with the acquisition of IWCO Direct, offset primarily by decreased revenue from a client in the consumer electronics industry. When comparing the fiscal 2019 and fiscal 2018 first quarter periods, net revenue grew in the Americas, Asia and e-Business segments, offset by a year-over-year decline in Europe, which again, was primarily related to one large planned client exit, as discussed in prior periods. Further, the adoption of new accounting standards resulted in an increase in revenue of $0.9 million for the three months ended October 31, 2018.

Gross Margin
Gross margin for the first quarter ended October 31, 2018 was 17.8%, as compared to 8.9% for the same period in the prior year, an improvement of 890 basis points. The year-over-year increase was primarily due to higher gross margins in all reportable segments.

Operating Expenses
Total operating expenses for the first quarter ended October 31, 2018 were $34.7 million, as compared to $12.9 million in the same period in the prior year, an increase of $21.8 million. Selling, general and administrative ("SG&A") expenses for the first quarter ended October 31, 2018 were $26.6 million, as compared to $12.9 million for the quarter ended October 31, 2017, an increase of $13.7 million. Excluding the incremental expenses associated with IWCO Direct, SG&A expenses declined by 6.9%. Excluding the incremental expenses associated with IWCO Direct and the increase in corporate-level activity expenses, SG&A declined by 20.2%.

Operating Income (Loss)
The Company reported operating income of $3.5 million for the first quarter ended October 31, 2018, as compared to an operating loss of $(3.8) million for the same period in the prior year. The $7.4 million year-over-year decrease was primarily related to higher revenue, an improvement in gross margin in all reportable segments, and continued cost control measures and efficiencies.

Net Income (Loss)
The Company reported a net loss attributable to common stockholders of $(7.9) million for the first quarter ended October 31, 2018, as compared to a net loss of $(5.2) million in the same period in the prior year. The increase in operating income was offset by higher interest expense related to additional debt incurred in association with the acquisition of IWCO Direct.

The Company reported a basic and diluted net loss per share attributable to common stockholders of $(0.13) for the three months ended October 31, 2018. This compares to a basic and diluted net loss per share attributable to common stockholders of $(0.09) in the same period in the prior year.

EBITDA and Adjusted EBITDA
For the three months ended October 31, 2018, the Company reported Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $18.1 million, as compared to negative EBITDA of $(0.3) million for the same period in the prior year, a year-over-year improvement of $18.4 million. The Company reported Adjusted EBITDA of $18.6 million for the three months ended October 31, 2018, as compared to negative Adjusted EBITDA of $(1.8) million in the same period in the prior year, an increase of $20.4 million.

See EBITDA and Adjusted EBITDA reconciliation included in this release.

Acquisition of IWCO Direct
On December 15, 2017, the Company completed its acquisition of IWCO Direct for total consideration of approximately $469.2 million, net of purchase price adjustments. The Company financed the IWCO Direct acquisition through a combination of cash on hand and proceeds from a $393.0 million term loan from Cerberus Business Finance, LLC, net of a $2.5 million receivable from escrow for working capital claims. Further information about the transaction can be found in the Company's Form 10-K on file with the SEC.

About Steel Connect, Inc.
Steel Connect, Inc. is a publicly-traded diversified holding company (Nasdaq Global Select Market symbol "STCN") with two wholly-owned subsidiaries ModusLink Corporation and IWCO Direct that have market-leading positions in supply chain management and direct marketing.

ModusLink Corporation provides supply chain services to many of the world's great brands across a diverse range of industries, including consumer electronics, telecommunications, computing and storage, software and content, consumer packaged goods, medical devices, retail and luxury goods. With experience and expertise in packaging, kitting and assembly, fulfillment, digital commerce, reverse logistics and supply chain infrastructure for small companies, as well as a global footprint spanning the Americas, Europe and the Asia-Pacific region, the Company's Adaptive Approach to supply chain services helps to drive growth, lower costs, and improve profitability.

IWCO Direct is a leading provider of data-driven marketing solutions that help clients drive response across all marketing channels to create new and more loyal customers. It is one of the largest direct mail production providers in North America, with a full range of services including strategy, creative, and execution for omnichannel marketing campaigns, along with one of the industry's most sophisticated postal logistics strategies for direct mail.

For details on ModusLink Corporation's solutions visit www.moduslink.com, read the company's blog for supply chain professionals, and follow on LinkedIn, Twitter, Facebook, and YouTube.

For details on IWCO Direct visit www.iwco.com, read the company's blog, "SpeakingDIRECT," or follow on LinkedIn and Twitter.

Supplemental Non-GAAP Disclosures EBITDA and Adjusted EBITDA (Unaudited)
In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses EBITDA and Adjusted EBITDA, non-GAAP financial measures, to assess its performance. EBITDA represents earnings before interest income, interest expense, income tax expense, depreciation and amortization of intangible assets. We define Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, strategic consulting and other related professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of long-lived assets, unrealized foreign exchange (gains) losses, net, other non-operating (gains) losses, net, and (gains) losses on investments in affiliates and impairments.

We believe that providing EBITDA and Adjusted EBITDA to investors is useful, as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the operating performance of our core supply chain business. We use EBITDA and Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of incentive compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our core supply chain business. We believe that EBITDA and Adjusted EBITDA financial measures assist in providing an enhanced understanding of our underlying operational measures to manage the core supply chain business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

See EBITDA and Adjusted EBITDA reconciliation included in this release.

Steel Connect, ModusLink and IWCO Direct are registered trademarks of Steel Connect, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

Forward-Looking Statements & Use of Non-GAAP Measures
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including without limitation, those with respect to the Company's goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company's ability to execute on its business strategy and to achieve anticipated synergies and benefits from business acquisitions, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company's ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; the Company's ability to repay indebtedness; failure to realize expected benefits of restructuring and cost-cutting actions; the Company's ability to preserve and monetize its net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company's business strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; failure to settle disputes and litigation on terms favorable to the Company; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements and risks that may affect the Company's future results of operations and financial results, please refer to the Company's filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These filings are available on the Company's Investor Relations website under the "SEC Filings" tab.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

The information provided herein includes certain non-GAAP financial measures. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations of the Company. The non-GAAP EBITDA financial measures used by the Company are intended to provide an enhanced understanding of our underlying operational measures to manage the Company's business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Investor Relations Contact:
Glenn Wiener, GW Communications
Tel: 212-786-6011
Email: gwiener@GWCco.com

-- Tables to Follow --

Steel Connect, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	October 31,	July 31,
	2018	2018
	(unaudited)
Assets:
Cash and cash equivalents	$83,366	$92,138
Trading securities	—	—
Accounts receivable, net	115,747	99,254
Inventories, net	29,969	47,786
Restricted cash	12,785	11,688
Prepaid and other current assets	34,187	13,415
Total current assets	276,054	264,281
Property and equipment, net	104,658	106,632
Goodwill	254,352	254,352
Other intangible assets, net	184,865	192,964
Other assets	7,798	8,821
Total assets	$827,727	$827,050

Liabilities:
Accounts payable	$90,773	$78,212
Accrued expenses	84,929	88,330
Restricted cash	12,785	11,688
Current portion of long-term debt	5,727	5,727
Other current liabilities	38,408	42,125
Convertible Notes payable	47,575	50,274
Total current liabilities	280,197	276,356
Convertible Notes payable	14,510	14,256
Long-term debt, excluding current portion	381,679	383,111
Other long-term liabilities	10,712	10,507
Total liabilities	687,098	684,230

Contingently redeemable preferred stock	35,198	35,192

Stockholders' equity	105,431	107,628

Total liabilities, contingently redeemable preferred stock and stockholders' equity	$827,727	$827,050

Steel Connect, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	(unaudited)
	Three Months Ended October 31,
	2018	2017	Fav (Unfav)

Net revenue	$215,133	$102,522	109.8%
Cost of revenue	176,933	93,448	(89.3%)
Gross profit	38,200	9,074	321.0%
	17.8%	8.9%	8.9%
Operating expenses:
Selling, general and administrative	26,565	12,904	(105.9%)
Amortization of intangible assets	8,099	—	—
Total operating expenses	34,664	12,904	(168.6%)
Operating income (loss)	3,536	(3,830)	192.3%
Other expenses, net	(9,790)	(521)	(1779.1%)
Loss before taxes	(6,254)	(4,351)	(43.7%)
Income tax expense	1,131	1,087	(4.0%)
Gains on investments in affiliates, net of tax	(20)	(201)	(90.0%)
Net loss	(7,365)	(5,237)	(40.6%)

Less: Preferred dividends on redeemable preferred stock	(536)	—	—
Net loss attributable to common stockholders	$(7,901)	$(5,237)	(50.9%)

Basic and diluted net loss per share attributable to common stockholders:	$(0.13)	$(0.09)

Weighted average common shares used in basic and diluted loss per share:	60,712	55,260

Steel Connect, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Information by Operating Segment

(in thousands)

	Three Months Ended October 31,
	2018	2017
	(unaudited)

Net revenue:

Americas	$17,440	$14,839
Asia	44,256	43,512
Europe	19,521	38,390
Direct marketing	128,094	—
e-Business	5,822	5,781
Total net revenue	$215,133	$102,522

Operating income (loss):

Americas	$(826)	$(2,199)
Asia	5,128	4,169
Europe	(1,472)	(2,860)
Direct marketing	4,767	—
e-Business	(1,148)	(1,445)
Total segment operating income (loss)	6,449	(2,335)
Corporate-level activity	(2,913)	(1,495)
Total operating income (loss)	$3,536	$(3,830)

Steel Connect, Inc. and Subsidiaries
Reconciliation of Selected Non-GAAP Measures to GAAP Measures
(in thousands)
(unaudited)

Net income (loss) to Adjusted EBITDA1

	Three Months Ended October 31,
	2018	2017

Net income loss	$(7,365)	$(5,237)

Interest income	(323)	(164)
Interest expense	11,057	2,107
Income tax expense	1,131	1,087
Depreciation	5,533	1,892
Amortization of intangible assets	8,099	—
EBITDA	18,132	(315)

Strategic consulting and other related professional fees	—	109
Executive severance and employee retention	—	16
Restructuring	—	37
Share-based compensation	792	292
Impairment of long-lived assets	—	10
Unrealized foreign exchange (gains) losses, net	(249)	348
Other non-cash (gains) losses, net	(28)	(2,057)
(Gains) on investments in affiliates and impairments	(20)	(201)
Adjusted EBITDA	$18,627	$(1,761)

[1] The Company defines Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, strategic consulting and other related professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of long-lived assets, unrealized foreign exchange (gains) losses, net, other non-operating (gains) losses, net, and (gains) losses on investments in affiliates and impairments.